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                                                                   EXHIBIT 10.24


                             JPS TEXTILE GROUP, INC.
                     555 NORTH PLEASANTBURG DRIVE, SUITE 202
                        GREENVILLE, SOUTH CAROLINA 29607

                                                                October 9, 1997

Mr. Jerry E. Hunter
111 Sanderling Drive
Greenville, South Carolina 29607

Dear Jerry:

     We are writing with respect to your employment by JPS Textile Group, Inc. (the "Company") as President and Chief Executive Officer of the Company. The Company acknowledges and recognizes the value of your experience and abilities to the Company since the beginning of your employment with the Company, and desires to continue to retain and make secure for itself such experience and abilities on the terms and subject to the conditions set forth in this agreement (the "Agreement").

     1. Employment. The Company agrees to employ you and you agree to be employed by the Company commencing on the consummation of the Joint Plan of Reorganization of the Company and its wholly owned subsidiary, JPS Capital Corp., dated October 9, 1997 (the "Effective Date") and ending on the third anniversary thereof (unless sooner terminated as hereinafter provided) (the "Employment Period"), on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing on the third anniversary of the Effective Date and each anniversary thereafter, the Employment Period shall automatically be extended for one additional year (the "Extended Employment Period") unless not later than the end of the Employment Period or the Extended Employment Period, as the case may be, the Company or you shall have given written notice to the other not to extend the Employment Period or any Extended Employment Period. Unless specifically provided to the contrary, the Employment Period shall be deemed to include any Extended Employment Period.

     2. Duties. (a) You shall continue to be nominated as a director of the Company, subject to your election thereto by the Board of Directors of the Company (the "Board") or the stockholders of the Company. In addition, you shall be employed as the President and Chief Executive Officer of the Company. In such capacities, you shall serve as a senior executive officer of the Company and shall have the duties and responsibilities prescribed for such positions by the By-Laws of the Company, and shall have such other duties and responsibilities as may from time to time be prescribed by the Board and are customarily performed by someone in your position, provided that such duties and responsibilities are consistent with your positions as President and Chief Executive Officer of the Company. In the performance of your duties, you shall be subject to the supervision and direction of the Board.

     (b) Subject to the terms of your employment hereunder, you shall devote such time as is reasonably necessary to the proper performance of your duties and responsibilities as President and Chief Executive Officer of the Company. You hereby represent and warrant to the Company that, except as described above, you have no obligations under any existing employment or service agreement and that your performance of the services required of you hereunder will not conflict with your other existing obligations described above.

     3.   Compensation.

     (a) (i) Base Salary. During the term of your employment hereunder, the Company shall pay you, and you shall accept from the Company for your services, a salary at the rate of not less than $380,000 per year (the





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Mr. Jerry E. Hunter
Page 2


"Base Salary"), payable in accordance with the Company's policy with respect to the compensation of executives. The Board shall annually review your performance and determine, in its sole discretion, whether or not to increase your Base Salary and, if so, the amount of such increase.

          (ii) Bonus. In addition to your Base Salary, unless you voluntarily terminate your employment for other than Good Reason (as hereinafter defined), or are terminated by the Company for Cause (as hereinafter defined), you will be eligible to participate in the 1997 Management Incentive Bonus Plan (the "1997 Bonus Plan") and receive a bonus in an amount and based upon the attainment of the performance goals specified therein. The Board shall establish a performance-based annual bonus program for senior executives of the Company including you for fiscal years after 1997 (a "Future Bonus Plan") and award you an annual bonus opportunity thereunder which is not less favorable than the opportunity provided pursuant to the 1997 Bonus Plan without restricting the discretion of the Board to set reasonable targets and criteria for such incentive compensation.

          (iii) Retention Grant. In addition to your Base Salary, you will receive on the Effective Date a cash payment in the amount of $256,274 and 32,852 shares of common stock of the Company.

          (iv) Incentive Compensation and Other Plans. During the term of your employment hereunder, you shall participate in any incentive compensation (including stock options, restricted stock and/or other long-term incentive compensation), deferred compensation, savings and retirement plans, practices, policies and programs as adopted and approved by the Board from time to time.

     (b) Reimbursement of Expenses. During your employment, you will be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in performing your services hereunder, provided that you properly account therefor in accordance with Company policy.

     4. Vacations. During your employment, you shall be entitled to reasonable vacations from time to time in accordance with the regular procedures of the Company governing senior executives. You shall also be entitled to all paid holidays given by the Company to its senior executives.

     5.  Participation in Benefit Plans; Automobile.

     (a) Benefit Plans. You shall be entitled to participate in and to receive benefits under all the Company's employee benefit plans and arrangements in effect on the date hereof, and you shall also be entitled to participate in or receive benefits under any pension or retirement plan, savings plan, or health-and-accident plan made available by the Company in the future to its senior executives and other key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and provided that you meet the eligibility requirements thereof.

     (b) Automobile. You shall be entitled to the use of an automobile supplied by the Company. If you choose to use such automobile, the cost of insurance, repair and maintenance shall be borne by the Company. If you elect not to accept a Company automobile, you shall receive an annual payment of Five Thousand Six Hundred Dollars ($5,600) in lieu of such automobile.

     6. Other Offices. You further agree to serve without additional compensation, if elected or appointed thereto, as an officer or director of any of the Company's subsidiaries or affiliates.

     7.  Termination.

     (a) Death.  Your employment hereunder shall terminate upon your death.





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Mr. Jerry E. Hunter
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     (b) Disability. In the event of your permanent disability (as hereinafter defined) during the term of your employment hereunder, the Company shall have the right, upon written notice to you, to terminate your employment hereunder, effective upon the giving of such notice. For the purposes hereof, "permanent disability" shall be defined as any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in accordance with your obligations hereunder for a period of 150 consecutive days or for shorter periods aggregating 150 days during any period of twelve (12) consecutive months.

     (c) Cause. The Company may terminate your employment hereunder for "Cause." For purposes hereof, termination for "Cause" shall mean termination after:

         (i)   your violation of any of the provisions of paragraph 9  hereof;

         (ii) your commission of an intentional act of fraud, embezzlement, theft or dishonesty against the Company or its affiliates;

         (iii) your conviction of (or pleading by you of nolo contendere to) any crime which constitutes a felony or misdemeanor involving moral turpitude or which might, in the reasonable opinion of the Company, cause embarrassment to the Company; or

         (iv) the gross neglect or willful failure by you to perform your duties and responsibilities in all material respects as set forth in paragraph 2 hereof, if such breach of duty is not cured within 30 days after written notice thereof to you by the Board.

For purposes of clause (iv), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of the Company.

     (d) Termination by You. You may terminate your employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) any assignment to you of any duties (other than incident to a promotion) materially different than or in addition to those contemplated by, or any limitation of your powers in any respect not contemplated by, paragraph 2 hereof, provided that you first deliver written notice thereof to the Board and the Company shall have failed to cure such non-permitted assignment or limitation within thirty
(30) days after receipt of such written notice, (B) a reduction in your rate of base salary or the failure to maintain incentive bonus arrangements substantially similar in earnings potential to those in effect on the Effective Date, or a material reduction in your fringe benefits or any other material failure by the Company to comply with paragraphs 3 through 5 hereof, provided that you first deliver written notice thereof to the Board and the Company shall have failed to cure such reduction or failure within thirty (30) days after receipt of such written notice, (C) your being required to relocate your principal residence from its existing location without your consent, or (D) you elect to terminate your employment no earlier than six months following a Change in Control (as hereinafter defined), provided that you first deliver written notice thereof to the Board.

          For purposes of this Agreement, a "Change in Control" means the occurrence of any one of the following events following the Effective Date (other than the consummation of the Joint Plan of Reorganization of the Company and its wholly owned subsidiary, JPS Capital Corp.): (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becoming the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company ordinarily entitled to vote for the election of directors of the Company, (b) the sale of all or substantially all of the property or assets of the Company (other than a sale to any of the Company's subsidiaries), (c) the consolidation or merger of the




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Mr. Jerry E. Hunter
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     Company with another corporation (other than with any of the Company's subsidiaries or in which the Company is the surviving corporation), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the voting stock of the surviving entity immediately following the occurrence of such consolidation or merger, or
     (d) a change in the Board occurring with the result that the members of the Board on the Effective Date (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors (other than you if you are a Director) shall be considered an Incumbent Director for purposes hereof.

     (e) Notice. Any termination by the Company pursuant to paragraphs 7(b) or 7(c) above or by you pursuant to paragraph 7(d) above shall be communicated by written Notice of Termination to the other party hereto. For the purposes hereof, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

     (f) Date of Termination. "Date of Termination" shall mean (i) if your employment is terminated by your death, the date of your death, and (ii) if your employment is terminated for any other reason, the date on which a Notice of Termination is given.

     8.  Compensation Upon Termination of Employment or During Disability.

     Subject to paragraph 8(f) below:

     (a) Death. If your employment shall be terminated by reason of your death, the Company shall pay or grant, to such person as you shall designate in a notice filed with the Company, or, if no such person shall be designated, to your estate as a lump sum death benefit, (i) an amount equal to any accrued but unpaid Base Salary at the time of your death, plus an additional payment equal to your Base Salary for the period from such date through the end of the month following the month in which you die, (ii) an amount equal to any accrued but unpaid bonus under the 1997 Bonus Plan or any bonus payable pursuant to any Future Bonus Plans, to the extent earned but not paid with respect to any year prior to the year in which your death occurs, and (iii) a pro rata portion (based on the number of days worked) of the bonus payable under the 1997 Bonus Plan or any Future Bonus Plan in effect for the year in which your death occurs based upon the assumption that the performance goals established under the applicable program with respect to the entire year in which your death occurs are met. In addition, you shall retain all stock options that are vested in accordance with the terms of the stock option plan and grant letter controlling such stock options, with such options remaining exercisable for six months from the date of your death and you shall receive such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company. This amount and these benefits shall be exclusive of and in addition to any payments your widow, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company. Your designated beneficiary or the executor of your estate, as the case may be, shall accept the payment provided for in this paragraph 8 in full discharge and release of the Company of and from any further obligations under this Agreement.

     (b) Disability. During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full Base Salary until your employment is terminated pursuant to paragraph 7(b) hereof. If your employment is terminated by the Company pursuant to paragraph 7(b), the Company shall pay to you in a lump sum payment, an amount equal to (i) any accrued but unpaid bonus under the 1997 Bonus Plan or any bonus payable pursuant to any Future Bonus Plans, to the extent earned but not paid with respect to any year prior to the year in which your disability occurs; and (ii) a pro rata portion (based on the number of days worked) of the bonus payable under the 1997 Bonus Plan or any Future





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Mr. Jerry E. Hunter
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Bonus Plan in effect for the year in which your disability occurs based upon the assumption that the performance goals established under the applicable program with respect to the entire year in which your disability occurs are met. In addition, you shall retain all stock options that are vested in accordance with the terms of the stock option plan and grant letter controlling such stock options, with such options remaining exercisable for six months from the date of your disability and you shall receive such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company. During any such period and thereafter you shall continue to bear the obligations provided for in paragraph 9 below in accordance with the terms of such paragraph 9.

     (c) Cause or Other Than Good Reason. If your employment shall be terminated for Cause or you shall terminate your employment other than for Good Reason, the Company shall be discharged and released of and from any further obligations under this Agreement except for any Base Salary through the Date of Termination or the date on which you terminate your employment at the rate in effect at the time Notice of Termination is given or the date on which you terminate your employment, to the extent required by law. Thereafter you shall continue to have the obligations provided for in paragraph 9 below. Nothing contained herein shall be deemed to be a waiver by the Company of any rights that it may have against you in respect of your actions which gave rise to the termination of your employment for Cause or for any reason other than for Good Reason.

     (d) Other Than for Cause or For Good Reason. If the Company shall terminate your employment other than pursuant to paragraphs 7(b) or 7(c) hereof or if you shall terminate your employment for Good Reason, then:

          (i) The Company shall continue to pay you your Base Salary, at the rate in effect at the time that the Notice of Termination is given in accordance with paragraph 7(e) hereof, without interest through the later of (A) the third anniversary of the Effective Date and (B) one year from the Date of Termination, in accordance with normal payroll practices; provided, however, that in the event of your death prior to the expiration of payment hereunder your estate or beneficiary shall receive the remaining amount hereunder in a lump sum payment;

          (ii) The Company shall pay you an amount equal to the sum of (A) any bonus earned as of the Date of Termination under the 1997 Bonus Plan or any Future Bonus Plan for a fiscal year ending prior to the Date of Termination but not paid as of such date, (B) a pro rata portion (based on the number of days worked) of the target bonus (not in excess of fifty percent (50%) of your Base Salary) payable under the 1997 Bonus Plan or any Future Bonus Plan in effect for the fiscal year in which your Date of Termination occurs (determined without regard to whether the performance goals established under the applicable program are met) and (C) an amount equal to your target bonus (not in excess of fifty percent (50%) of your Base Salary) under the 1997 Bonus Plan or any Future Bonus Plan in effect for the fiscal year in which your Date of Termination occurs (determined without regard to whether the performance goals established under the applicable program are met), multiplied by (1) if the Date of Termination is during the initial three year Employment Period, the greater of (x) the number (not in excess of three) of years and fractions of years remaining in the initial three year Employment Period or (y) one or (2) if the Date of Termination is during any Extended Employment Period, one;

          (iii) You shall become fully vested in any stock options, with such options remaining exercisable for six months from the date of your termination of employment; and

          (iv) The Company shall maintain in full force and effect, for your continued benefit for twenty-four months after termination of employment, all employee benefit plans and programs providing health and/or life insurance benefits in which you were entitled to participate immediately prior to the Date of Termination provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Company shall provide you with comparable benefits under a mirror benefit plan. Notwithstanding the above, if you are




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Mr. Jerry E. Hunter
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     employed by a new employer and are eligible to receive comparable coverage from such employer (including the waiver of any pre-existing condition limitation) at a comparable cost to you, you shall no longer be eligible to receive coverage under this paragraph.

     (e) Pension Eligible Retirement. If during the initial three year Employment Period with the prior written consent of the Board or at any time after such Employment Period you retire and are eligible to receive an immediate benefit under the Retirement Pension Plan for Employees of JPS Textile Group, Inc., the Company shall pay to you as a lump sum payment, (i) an amount equal to any accrued but unpaid Base Salary at the time of your retirement, (ii) an amount equal to any accrued but unpaid bonus under the 1997 Bonus Plan or any bonus payable pursuant to any Future Bonus Plans, to the extent earned but not paid with respect to any year prior to the year in which your retirement occurs;
(iii) a pro rata portion (based on the number of days worked) of the bonus payable under the 1997 Bonus Plan or any Future Bonus Plan in effect for the year in which your retirement occurs based upon the assumption that the performance goals established under the applicable program with respect to the entire year of your retirement occurs are met; and (iv) the Company shall maintain in full force and effect, for your continued benefit for twenty-four months after termination of employment, all employee benefit plans and programs providing health and/or life insurance benefits in which you were entitled to participate immediately prior to the Date of Termination provided that your continued participation is possible under the general terms and provisions of such plans and programs; provided, that in the event that your participation in any such plan or program is barred, the Company shall provide you with comparable benefits under a mirror benefit plan. In addition, you shall retain any stock options vested, such vesting having been determined as a ratio the numerator of which is the time elapsed from the Effective Date through the date of your retirement and the denominator of which is three (3) years, with such options remaining exercisable for six months from the date of your retirement and you shall receive such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company.

     (f) Parachute Payment. Notwithstanding anything herein to the contrary, if any of the payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether such payments or benefits are provided pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (such payments or benefits being hereinafter referred to as the "Total Payments") would be subject to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments under this paragraph 8 hereof shall be reduced (by the minimal amount necessary) so that no portion of the Total Payments is subject to the Excise Tax.

     For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel (the "Tax Counsel") selected by the Company and reasonably acceptable by you, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount" (as defined in Section 280G(b)(3) of the Code) allocable to such payment, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     9.   Restrictive Covenants and Confidentiality; Injunctive Relief.






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Mr. Jerry E. Hunter
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     (a) You agree, as a condition to the performance by the Company of its obligations hereunder, particularly its obligations under paragraph 3 hereof, that during the term of your employment, except for a termination of employment without Cause or for Good Reason, hereunder and during the further period of one
(1) year after the termination of such employment, you shall not, without the prior written approval of the Board, directly or indirectly through any other person, firm or corporation:

           (i) Solicit, raid, entice or induce any person, firm or corporation that presently is or at any time during the term of your employment hereunder shall be a customer of the Company, or any of its subsidiary companies, to become a customer of any other person, firm or corporation, and you shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person;

          (ii) Solicit, raid, entice or induce any person that presently is or at any time during the term of your employment hereunder shall be an employee of the Company, or any of its subsidiary companies, to become employed by any person, firm or corporation, and you shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

          (iii) Engage, participate, make any financial investment in, or become employed by any person, firm, corporation or other business enterprise in the United States which is engaged, directly or indirectly, during the term of your employment or at the time of your termination of employment, as the case may be, which (x) derives in excess of 20% of its gross revenues from the sale of products substantially the same as the products of the Company and/or any of its subsidiary companies or (y) has substantially the same customer base for the same products as the Company and/or any of its subsidiary companies. The foregoing covenant shall not be construed to preclude you from making any investments in the securities of any company, whether or not engaged in competition with the Company and/or any of its subsidiary companies, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and, after giving effect to such investment, you do not beneficially own securities representing more than 5% of the combined voting power of the voting securities of such company.

     (b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's and its subsidiary companies' business methods, systems, plans and policies which you shall hereafter establish, receive or obtain as an employee of the Company or its subsidiary companies, are valuable and unique assets of the respective businesses of the Company and its subsidiary companies, you agree that, during and after the term of your employment hereunder, you shall not (otherwise than pursuant to your duties hereunder) disclose or use, without the prior written approval of the Board, any such knowledge or information pertaining to the Company or any of its subsidiary companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this paragraph 9 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of your breach of your obligations hereunder), information which is or shall become available in trade or other publications, information known to you prior to entering the employ of the Company, and information which you are required to disclose by law or an order of a court of competent jurisdiction (provided that prior to your disclosure of any such information you shall provide the Company with reasonable notice and a reasonable opportunity to seek a protective order to prevent such disclosure).

     (c) The provisions of paragraph 9(b) above shall survive the termination of your employment hereunder, irrespective of the reason therefor.

     (d) You acknowledge that the services to be rendered by you are of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the




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Mr. Jerry E. Hunter
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Company's and its subsidiary companies' businesses. By reason of this, you consent and agree that if you violate any of the provisions of this Agreement with respect to diversion of the Company's or its subsidiary companies' customers or employees, or confidentiality, the Company and its subsidiary companies would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining you from committing or continuing any such violation of this Agreement.

     10. Deductions and Withholdings. The Company shall be entitled to withhold any amounts payable under this Agreement on account of payroll taxes and similar matters as are required by applicable law, rule or regulation of appropriate governmental authorities.

     11.  Successors; Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall include any successor to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate. Your obligations hereunder may not be delegated, and except as otherwise provided herein relating to the designation of a devisee, legatee or other designee, you may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of your rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

     12. Notice. For purposes of this Agreement, notices and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to you:

          Mr. Jerry E. Hunter
          111 Sanderling Drive
          Greenville, South Carolina 29607





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     If to the Company:

          JPS Textile Group, Inc.
          555 North Pleasantburg Drive, Suite 202
          Greenville, South Carolina 29607
          Attention: Board of Directors

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the complete understanding between the parties with respect to your employment and supersedes any other prior oral or written agreements, arrangements or understandings between you and the Company. This Agreement amends, restates and supersedes any existing employment, retention, severance and change-in-control agreements (collectively, the "Prior Agreements") between you and the Company and/or any of its subsidiary companies upon the Effective Date, and any and all claims under or in respect of the Prior Agreements that you may have or assert shall, as of the Effective Date, be governed by, and completely satisfied and discharged in accordance with, the terms and conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina.

     14. Arbitration. All differences, claims or matters in dispute arising out of this Agreement, the breach hereof or otherwise arising between the Company or any of its affiliates and you shall, at the election of either party, by notice to the other, be submitted to arbitration by the American Arbitration Association or its successor, in Greenville, South Carolina. Such arbitration shall be governed by the then existing rules of the American Arbitration Association and the laws of the State of South Carolina as then in effect. The expenses, including your reasonable attorneys' fees, in connection with such arbitration shall be borne by the Company.

     15. Validity; Effectiveness. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Mr. Jerry E. Hunter
Page 10

     If the foregoing is satisfactory, please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.


                                             JPS TEXTILE GROUP, INC.


                                              By:  /s/ David H. Taylor
                                                   ----------------------------
                                                   David H. Taylor
                                                   Executive Vice President-
                                                   Finance and Secretary


ACCEPTED AND AGREED TO:


/s/ Jerry E. Hunter
------------------------------------
Jerry E. Hunter